Exhibit 99.1(A)(2)

Letter of Transmittal
To Tender Shares of Common Stock
of

Wells Real Estate Investment Trust, Inc.

Pursuant to the Offer to Purchase
Dated May 25, 2007

by

Lex-Win Acquisition LLC

THE OFFER, WITHDRAWAL RIGHTS AND PRORATION PERIOD WILL EXPIRE AT 5:00 P.M,
NEW YORK CITY TIME, ON WEDNESDAY, JUNE 27, 2007 UNLESS THE OFFER IS EXTENDED

The Depositary for the Offer is:

Mellon Investor Services, LLC

By Registered Mail:	By Hand:	By Overnight Courier:
Attn: Reorganization Dept.	Attn: Reorganization Dept.	Attn: Reorganization Dept.
27th Floor	480 Washington Boulevard	480 Washington Boulevard
P.O. Box 3301	Mail Drop - Reorg	Mail Drop - Reorg
South Hackensack, NJ 07606	Jersey City, NJ 07310	Jersey City, NJ 07310

DELIVERY OF THIS LETTER OF TRANSMITTAL AND THE ADDITIONAL TRANSFER FORM TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSIONS OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

DESCRIPTION OF SHARES TENDERED
Name(s) and Address(es) of Registered Holder(s) (Please Fill In, if Blank, Exactly as Name(s) Appear(s) on Security Listing Position with Wells	Shares Tendered (Attach Additional Signed List if Necessary)
	Wells Account Number	Total Number of Shares Held in Account	Number of Shares Tendered *

Total Shares
*Unless otherwise indicated, it will be assumed that all shares described above are being tendered. See Instruction 4.

Ladies and Gentlemen:

The undersigned hereby tenders to Lex-Win Acquisition LLC, a Delaware limited liability company  (“Purchaser”), the above-described shares of common stock, par value $.01 per share (the “shares”), of Wells Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 25, 2007 (the “Offer to Purchase”), and in this letter of transmittal (which, as amended or supplemented from time to time, together constitute the “offer”).  The undersigned understands that Purchaser reserves the right to transfer or assign, in whole or from time to time in part, to one or more of its affiliates the right to purchase all or any portion of the shares tendered pursuant to the offer.

Subject to, and effective upon, acceptance for payment of the shares tendered herewith in accordance with the terms of the offer, including, without limitation, Section 12 of the Offer to Purchase, the undersigned hereby (i) sells, assigns and transfers to, or upon the order of, Purchaser all right, title and interest in and to all of the shares that are being tendered hereby (and any and all other shares or other securities issued, paid or distributed or issuable, payable or distributable in respect of such shares on or after May 25, 2007) together with all dividends paid thereon from proceeds of capital transactions (i.e., proceeds from the sale of properties, financings or refinancing properties, or corporate level financings or refinancings) from and after May 25, 2007, (ii) sells, assigns and transfers to, or upon the order of, Purchaser all right, title and interest in and to all proceeds, if any, that are paid after May 25, 2007 with respect to the shares or otherwise as a result of any claim, litigation, class or derivative action, regardless of when the claims were asserted, including the pending stockholder class action lawsuit commenced on March 12, 2007 in the United States District Court for the District of Maryland and (iii) irrevocably constitutes and appoints Mellon Investor Services LLC (the “Depositary”) the true and lawful agent, attorney-in-fact and proxy of the undersigned with respect to such shares (and any such other shares or securities), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) deliver such documents relating to such shares (and any such other shares or securities) together with appropriate evidences of transfer, to the Depositary for the account of the Purchaser, (b) present such shares (and any such other shares or securities) for transfer on the books of the Company and, (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such shares (and any such other shares or securities), all in accordance with the terms and subject to the conditions of the offer.

The undersigned irrevocably appoints Michael L. Ashner, T. Wilson Eglin and any other designees of Purchaser as such undersigned’s agents, attorneys-in-fact and proxies, with full power of substitution, to the full extent of such stockholder’s rights with respect to the shares tendered by such stockholder and accepted for payment by Purchaser.  All such powers of attorney and proxies shall be considered irrevocable and coupled with an interest.  Such appointment will be effective when, and only to the extent that, Purchaser accepts such shares for payment.  Upon such acceptance for payment, all prior attorneys, proxies and consents given by such stockholder with respect to such shares will be revoked without further action, and no subsequent powers of attorney and proxies may be given nor any subsequent written consents executed (and, if given or executed, will not be deemed effective).  The designees of Purchaser will, with respect to the shares for which such appointment is effective, be empowered to exercise all voting and other rights of such stockholder as they in their sole discretion may deem proper at any annual or special meeting of the Company’s stockholders or any adjournment or postponement thereof, by written consent in lieu of any such meeting or otherwise.  Purchaser reserves the right to require that, in order for the shares to be deemed validly tendered, immediately upon Purchaser’s payment for such shares, Purchaser must be able to exercise full voting rights with respect to such shares (and any such other shares or securities), including, without limitation, voting at any meeting of stockholders.

The undersigned hereby represents and warrants that (a) the undersigned has full power and authority to tender, sell, assign and transfer the undersigned’s shares (and any and all other shares or other securities issued or issuable in respect thereof on or after May 25, 2007) tendered hereby, and (b) when the shares are accepted for payment by Purchaser, Purchaser will acquire good, marketable and unencumbered title to the shares (and any such other shares or securities), free and clear of all liens, restrictions, charges and encumbrances, and the same will not be subject to any adverse claim or right and will not have been transferred to Purchaser in violation of any contractual or other restriction on the transfer thereof.  The undersigned, upon request, will execute and deliver any additional documents deemed by the Depositary or Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the shares tendered hereby (and any such other shares or securities).  Except as stated in the Offer to Purchase this tender is irrevocable.

All authority herein conferred or agreed to be conferred shall not be affected by and shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, successors and assigns of the undersigned.

Tenders of shares made pursuant to the offer are irrevocable, except that shares tendered pursuant to the offer may be withdrawn at any time prior to the expiration date (as defined in the Offer to Purchase), and, unless theretofore accepted for payment by Purchaser pursuant to the offer, may also be withdrawn at any time after July 24, 2007.  See Section 3 of the Offer to Purchase.

The undersigned understands that tenders of shares pursuant to the procedures described in Section 2 of the Offer to Purchase and in the instructions hereto will constitute a binding agreement between the undersigned and Purchaser upon the terms and subject to the conditions set forth in the offer, including the undersigned’s representation that the undersigned owns the shares being tendered.

The undersigned understands that if more than 25,000,000 shares are validly tendered prior to the expiration of the offer and not validly withdrawn in accordance with Section 3 of the Offer to Purchase, shares so tendered and not validly withdrawn shall be accepted for payment on a pro rata basis according to the number of shares validly tendered and not withdrawn by the expiration date (with appropriate adjustments to avoid the purchase of fractional shares).

SIGN HERE (and Complete Substitute Form W-9 and FIRPTA Affidavit)	SIGN HERE
←
←
(Signature(s) of Stockholder(s)

Dated: ,

(Please sign exactly as your name is printed (or corrected) above, and insert your Taxpayer Identification Number or Social Security Number in the space provided below your signature. For joint owners, each joint owner must sign. (See Instruction 1). If the Owner is tendering less than all Shares held, the number of Shares tendered is set forth above. Otherwise, all Shares held by the undersigned are tendered hereby.

Name(s)

(Please print)
Capacity (full title)
Address
(Include zip code)
Area Code and Telephone Number
Taxpayer Identification or Social Security No.
(See Substitute Form W-9) Guarantee of Signature(s) (See Instruction 1 and 5)
Authorized Signature
Name
(Please print)
Name of Firm
Address
(Include Zip Code)
Area Code and Telephone Number
Dated: ,

PAYER’S NAME: Mellon Investors Services, LLC.
BOX A	Part 1 – Please provide your TIN in the box at the right and certify by signing and dating below.	Social Security Number OR Employer Identification Number
SUBSTITUTE
Form W-9
Department of the Treasury Internal Revenue Service

Part 2 – Certification – Under penalties of perjury, I certify that:

(1)  The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me) and

Part 3 Awaiting TIN ☐
Payer’s Request for Taxpayer Identification Number (“TIN”)

(2)  I am not subject to withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

Certification instructions – You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because of under-reporting interest or dividends on your tax return.  However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out such item (2).

Signature:	Date:

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable payments made to me will be withheld.

Signature	Date:

BOX B FIRPTA AFFIDAVIT (See Instruction 9 – Box B)

Under Section 1445(e)(5) of the Internal Revenue Code and Treas. Reg. l.1445-11T(d), a transferee must withhold tax equal to 10% of the amount realized with respect to certain transfers of an interest in a trust if 50% or more of the value of its gross assets consists of U.S. real property interests and 90% or more of the value of its gross assets consists of U.S. real property interests plus cash equivalents, and the holder of the trust interest is a foreign person.  To inform the Purchaser that no withholding is required with respect to the stockholder’s interest in the trust, the person signing this Letter of Transmittal hereby certifies the following under penalties of perjury;

(i)  Unless this box [  ] is checked, the stockholder, if an individual, is a U.S. citizen or a resident alien for purposes of U.S. income taxation, and if other than an individual, is not a foreign corporation, foreign trust, foreign estate or foreign trust (as those terms are define in the Internal Revenue Code and Income Tax Regulations); (ii) the stockholder is not a disregarded entity as defined in Income Tax Regulations; (iii) the stockholder’s U.S. social security number (for individuals) or employer identification number (for non-individuals) is correctly printed in the signature box on the front of this Letter of Transmittal; and (iv) the stockholder’s home address (for individuals), or office address (for non-individuals), is correctly printed (or corrected) on the front of this Letter of Transmittal.  If a corporation, the jurisdiction of incorporation is                     .

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.       Guarantee of Signatures

All signatures on this letter of transmittal must be guaranteed by an eligible institution.  For purposes hereof, an “eligible institution” is a “financial institution,” which term includes most commercial banks, savings and loan associations and brokerage houses that is a participant in any of the following:  (i) the Security Transfer Agents Medallion Program; (ii) the New York Stock Exchange, Inc. Medallion Signature Guarantee Program; or (iii) the Stock Exchanges Medallion ProgramSee Instruction 5.

2.       Requirements of Tender

This letter of transmittal is to be completed by all stockholders.  For a stockholder validly to tender shares pursuant to the offer, the Depositary must receive all of the following at one of its addresses set forth herein prior to the expiration date

•                  a letter of transmittal (or a facsimile thereof), properly completed and duly executed, together with all required signature guarantees and any other required documents; and

•                  the Transfer and Assignment Form required by the Company, properly completed and duly executed.

If a stockholder has tendered shares in the Madison Offer and desires to receive the higher price being offered by the Purchaser, the stockholder must deliver a properly signed Notice of Withdrawal to the depositary in the Madison Offer prior to June 8, 2007, the expiration date of the Madison Offer.  A copy of the Notice of Withdrawal should also be sent to Mellon Investor Services, LLC to avoid a possible delay in payment of the Offer Price by the Purchaser.

THE METHOD OF DELIVERY OF SHARES, THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE SOLE ELECTION AND RISK OF THE TENDERING STOCKHOLDER.  SHARES WILL BE DEEMED DELIVERED ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY.  IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

No alternative, conditional or contingent tenders will be accepted and no fractional shares will be purchased.  All tendering stockholders, by execution of this letter of transmittal (or a facsimile hereof), waive any right to receive any notice of the acceptance of their shares for payment.

3.             Inadequate Space

If the space provided herein is inadequate, the Wells account number and the number of shares should be listed on a separate schedule attached hereto.

4.             Partial Tenders

If fewer than all the shares owned by a stockholder are to be tendered, fill in the number of shares that are to be tendered in the box entitled “Number of Shares Tendered.”  In any such case, the Depositary will notify the Company of the number of shares tendered and request that the Company reflect on its books and records the number of shares not tendered by such stockholder in the name of such stockholder.  All shares represented by each Wells account listed on the cover of the Letter of Transmittal will be deemed to have been tendered unless otherwise indicated.

5.             Signatures on Letter of Transmittal

If this letter of transmittal is signed by the registered holder(s) of the shares tendered hereby, the signature(s) must correspond with the name(s) as set forth on the books and records of the Company without any change whatsoever.

If any of the shares tendered hereby are owned of record by two or more joint owners, all such persons must sign this letter of transmittal.

If any shares tendered hereby are registered in different names, it will be necessary to complete, sign and submit as many separate letters of transmittal as there are different registrations of shares.

If this letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Purchaser of the authority of such person so to act must be submitted with this letter of transmittal.

6.       Stock Transfer Taxes

The Purchaser will pay any stock transfer taxes with respect to the transfer and sale of shares to it pursuant to the offer.  If, however, payment of the purchase price is to be made to any person(s) other than the person(s) signing this letter of transmittal, the amount of any stock transfer taxes (whether imposed on the registered owner(s) or such person(s)) payable on account of the transfer to such person(s) will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted with this letter of transmittal.

7.       Special Payment and Delivery Instructions

If a check is to be issued in the name of a person other than the signer of this letter of transmittal or if a check is to be sent to a person other than the signer of this letter of transmittal or to an address other than that shown above, the appropriate boxes on this letter of transmittal should be completed.

8.             Waiver of Conditions

The Purchaser reserves the right, subject to the applicable rules and regulations of the Securities and Exchange Commission, to waive any of the specified conditions of the offer, in whole or in part, in the case of any shares tendered.

9.       Backup Withholding

U.S. Persons

A stockholder who or which is a United States citizen or resident alien individual, a domestic corporation, a domestic partnership, a domestic trust or a domestic estate (collectively, “United States persons”) as those terms are defined in the Internal Revenue Code and Income Tax Regulations, should complete the following:

BOX A   SUBSTITUTE FORM W-9

In order to avoid backup withholding of U.S. federal income tax on payments of cash pursuant to the offer, a stockholder surrendering shares in the offer must, unless an exemption applies, provide the Purchaser with such stockholder’s correct taxpayer identification number or social security number (“TIN”) on Substitute Form W-9 below in this letter of transmittal and certify under penalties of perjury that such TIN is correct and that such stockholder is not subject to backup withholding.  If a stockholder does not provide such stockholder’s correct TIN or fails to provide the certifications described above, the Internal Revenue Service (the “IRS”) may impose a $50 penalty on such stockholder and payment of cash to such stockholder pursuant to the offer may be subject to backup withholding of 28%.

Backup withholding is not an additional income tax.  Rather, the amount of the backup withholding can be credited against the U.S. federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund may be obtained from the IRS.

A tendering stockholder is required to give the Depositary the TIN of the record owner of the shares being tendered.

The box in part 3 of the Substitute Form W-9 may be checked if the tendering stockholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future.  If the box in part 3 is checked, the stockholder or other payee must also complete the Certificate of Awaiting Taxpayer Identification Number below in order to avoid backup withholding.  Notwithstanding that the box in part 3 is checked and the Certificate of Awaiting Taxpayer Identification Number is completed, the Purchaser will withhold 28% on all payments made prior to the time a properly certified TIN is provided to the Purchaser.  However, such amounts will be refunded to such stockholder if a TIN is provided to the Depositary within 60 days.

BOX B   FIRPTA Affidavit.

To avoid potential withholding of tax pursuant to Section 1445 of the Internal Revenue Code, each stockholder who or which is a United States Person (as defined above) must certify, under penalties of perjury, the stockholder’s TIN and address, and that the stockholder is not a foreign person.  Tax withheld under Section 1445 of the Internal Revenue Code is not an additional tax.  If withholding results in an overpayment of tax, a refund may be obtained from the IRS.

Foreign Persons

Foreign stockholders (i.e., stockholders that are not “United States persons” as defined in Instruction 9 above) should complete and sign the main signature form and the appropriate Form W-8, Certificate of Foreign Status, a copy of which may be obtained from the Depositary, in order to avoid backup withholding.

10.     Requests for Assistance or Additional Copies

Questions and requests for assistance or additional copies of the Offer to Purchase, this letter of transmittal, the Transfer and Assignment Form required by the Company may be directed to the information agent at (800) 322-2885 and at its address set forth on the last page of this letter of transmittal.

IMPORTANT: THIS LETTER OF TRANSMITTAL, TOGETHER WITH ALL REQUIRED SIGNATURE GUARANTEES AND ANY OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION DATE.

This letter of transmittal and any other required documents should be sent or delivered by each stockholder or such stockholder’s broker, dealer, commercial bank, trust company or other nominees to the Depositary at one of its addresses set forth below.

The Depositary for the Offer is:

MELLON INVESTOR SERVICES, LLC

By Registered Mail: Attn: Reorganization Dept. 27th Floor P.O. Box 3301 South Hackensack, NJ 07606	By Hand: Attn: Reorganization Dept. 480 Washington Boulevard Mail Drop—Reorg Jersey City, NJ 07310	By Overnight Courier: Attn: Reorganization Dept. 480 Washington Boulevard Mail Drop—Reorg Jersey City, NJ 07310

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE COMPANY.

Questions and requests for assistance may be directed to the information agent at the address set forth below.  Additional copies of the Offer to Purchase, this letter of transmittal and the Wells’ transfer form may be obtained from the information agent.

The Information Agent for the Offer is:

105 Madison Ave.
New York, New York 10016
proxy@mackenziepartners.com
(212) 929-5500 (call collect)
or
Toll-Free (800) 322-2885